10f-3 REPORT

CONSULTING GROUP CA	PITAL MARKETS FUND
CORE FIXED INCOME	INVESTMENTS :
MANAGED BY: BLACK	ROCK FINANACIAL MANAGEMENT I	NC.
1-Sep-03	"to August 31, 2004"


	Trade		%	of
Issuer	Date     Selling Dealer	Amount	Price	Issue(1)
Depfa ACS Bank	10/22/03   Morgan Stanley	"9,000,000"	$99.85 	0.07%
3.625% due 10/29/08

Miller Brewing Co.	08/26/03   Barclays Capit	"a255,000"	$99.66 	0.04%
4.250% due 8/15/08


Wal-Mart Stores Inc	9/25/03  Chase Securities	"Inc  350,"	000$99.622	0.04%
3.375% due 8/15/08

Anheuser Busch	4/19/04   JP MOrgan Chase	"190,000"	$99.94 	0.08%
4.7% due 4/15/12

Encana Corp
5.80% due 5/1/14	5/10/04   Morgan Stanley  26	"0,000  $99"	.614  0.03	%

Encana Corp
6.5o% due 8/13/34	7/28/04  Lehman Brothers  7	"5,000  $99"	.123  0.01	%



(1)  Represents pur	chases by all affiliated fun	ds; may no	t exceed
25% of	the principal amount of the	offering.


10f-3 REPORT

CONSULTING GROUP CA	PITAL MARKETS FUND
LONG-TERM BOND IN	VESTMENTS:
MANAGED BY: WESTE	RN ASSET MANAGEMENT INC.
MERGED INTO CORE	FIXED INCOME 6/4/04

"September 1, 2003 t"	"hrough August 31, 2004"

	Trade			% of
Issuer	Date     Selling Dealer	Amount	Price Is	sue(1)
Campbell Soup Co.	9/26/03  Chase Securities In	"c  50,000"	$99.40 	0.02%
6.625% due 02/15/38

Telecom Italia Capi	tal 10/22/03 Lehman Brothers	"50,000"	$99.56 	0.01%
4.750% due 10/11/12

Altria Group	10/30/03  Lehman Brothers	"50,000"	$99.972  0	0.01%
7.000% due 11/4/13

Tyco International
6.00% due 11/15/13	11/6/03 UBS Warburg LLC	"40,000  $9"	9.569   0.	00%**


(1)  Represents pur	chases by all affiliated fun	ds; may no	t exceed
25% of	the principal amount of the	offering.

** Amount represent	s less than 0.01%


10f-3 REPORT

CONSULTING GROUP CA	PITAL MARKETS FUND
MULTI-SECTOR FIXE	D INCOME INVESTMENTS:
MANAGED BY: WESTE	RN ASSET MANAGEMENT CO.
MERGED INTO CORE	FIXED INCOME 6/4/04


1-Sep-03	"through August 31, 2004"

	Trade		%	of
Issuer	Date     Selling Dealer	Amount  P	rice   Iss	ue(1)
Daimler Chrysler NA	10/30/03 UBS PaineWebber	"30,000"	$99.97 	0.00%
6.500% due 11/15/13

FHLMC     09/10/03	"Goldman Sachs 70,000  $99.98"	6  0.00%*
3.620% due 09/15/08

FHLMC      10/16/03	"Goldman Sachs 60,000  $99.2"	17 0.00%*
4.875% due 11/15/13

Telecom Italia Capi	tal 10/22/03  Chase Securiti	"es 20,000"	$99.742 0.	00%*
5.250% due 11/15/13

M I AutoLoan Trust
2.31% due 2/20/08	11/5/03  Robert Baird & C	"o. 80,000"	$99.996 0.	00%*

FNMA Note
3.875% due 11/17/08	11/13/03  Goldman Sachs	"60,000$99."	772 0.00%*

General Motors
4.375% due 12/10/07	12/4/03 Banc of America	"10,000$9"	9.865   0.	00%*

FHLB Agency Bond
2.00% due 2/13/06	1/7/04   Morgan Stanley	"40,000 $99"	.811   0.0	0%*

FNMA Note
2.625% due 1/19/07	1/15/04  Goldman Sachs	"70,000$99."	830    0.0	0%*

FHLMC Agency NOte
5.00% due 1/30/04 1	"/29/04  Goldman Sachs   90,0"	00 $99.354	0.00%*

EXport-Import Bank
5.25% due 2/10/14	"2/3/04  Barclays   20,000 $9"	9.279  0.0	0%

FHLMC Agency Note
3.375% due 4/15/09	"3/3/04 Lehman Brothers 80,0"	00 $99.587	0.00%




* Amount represents	less than 0.01%
(1) Represents purc	hases by all affiliated mutu	al funds a	nd discret	ionary
accounts; not t	o exceed 25% og the principa	l amount o	f the offe	ring.


Consulting Group Ca	pital Markets Fund
Large Capitalizatio	n Growth Fund

Capital Source Inc.	"2/03/04    CSFB    10,380"	$21.50 	0.06%




(1)  Represents pur	chases by all affiliated fun	ds; may no	t exceed
25% of	the principal amount of the	offering.
*  Amount represent	s less than 0.01%


10f-3 REPORT

CONSULTING GROUP CA	PITAL MARKETS FUND
SMALL CAPITALIZTI	ON GROWTH INVESTMENTS:
MANAGED BY: WALL	STREET ADVISORS:

"September 1, 2003 t"	"hrough August 31, 2004"


	TRADE DATE    SELLING DE	ALER AMOUN	PRICE  % I	SSUE(1)
Skyworks Solutions	09/09/03CS First Boston	"63,900   $"	11.50  0.6	9%

TempurPedic Interna	tional 12/17/03Lehman Brothe	"rs 39,000"	$14.00  0.	21%



1)  Represents purc	hases by all affiliated fund	s; may not	exceed
25% of	the principal amount of the	offering.


CONSULTING GROUP CA	PITAL MARKETS FUND
EMERGING MARKE	TS EQUITY INVESTMENTS:
MANAGED BY STA	TE STREET:

"September 1, 2003 t"	"hrough August 31, 2004"

TRAD	E DAte SELLING DEALER   AMOU	NT   PRICE	% ISSUE(	1)
Cemex S.A. 10/17/03	Citigroup Global Markets	"131,72"	$23.523 0.	2%

China Lif12/12/03	Citigroup Global Markets	"204,059"	$0.467  0	0.28%

(1) Represents pur	chases by all affiliated mut	ual funds	discretion	ary
may not exce	ed 25% of the principal amou	nt of the	offering.




10f-3 REPORT

CONSULTING GROUP CA	PITAL MARKETS FUND
HIGH YIELD BOND I	NVESTMENTS:
MANAGED BY: WESTE	RN ASSET MANAGEMENT:

"September 1, 2003 t"	"hrough August 31, 2004"


Tom Brown Inc.	9/11/03   Goldman Sachs    3	"80,000   $"	100.00   0	0.17%
7.25% due 9/15/13

BE Aerospace	10/2/03 CS First Boston	"75,000"	$100.00 	0.04%
8.5% due 10/1/10

Bio-Rad Laboratorie	s Inc  9/6/2003 Goldman Sach	"s  165,000"	$100.00 0	0.08%
7.50% due 8/15/13

Boise Cascade Corp.	10/16/03   Goldman Sachs  1	"30,000   $"	100.00   0	0.03%
6.50% due 11/1/10

Boise Cascade Corp.	10/16/03  Goldman Sachs	"85,000"	$100.00 	0.02%
7.00% due 11/1/13

DRS Technologies	10/16/03 Bear Stearns	"145,000"	$100.00  4	0.83%
6.875% due 11/1/13

Dynergy Holdings In	c
10.125% due 7/15/13	8/1/2003 CS First Boston	"880,000"	$99.217 0	0.07%

Gaylord Entertainme	nt
8.000% due 11/15/13	10/28/03 Banc of America	"95,000  $1"	00.00    0	0.04%

Genesis Healthcare
8.000% due 10/15/13	10/23/03 Lehman Brothers  2	"90,000  $1"	00.00   0.	15%

Gencorp Inc.
9.50% due 8/15/13	9/8/03   Deutche Bank 18	"0,000  $10"	0.00   0.1	2%

Graphic Packaging
9.50% due 8/15/13	8/1/03     Goldman Sachs 6	"30,000  $1"	00.00   0.	15%

Group I Automotive
8.25% due 8/15/13	8/8/03 Goldman Sachs     27	"0,000   $9"	8.337    0	0.18%

Imco Recycling Inc
10.375% due 10/15/1	0  10/2/03 Chase Securities	"643,000 $"	99.383   0	0.32%

Johnson Diversey In	c
10.67% due 5/15/13	9/8/03   Goldman Sachs 1	",000,000 $"	65.842  0.	25%

Keystone Automotive	Ops
9.75% due 11/1/13	10/23/03  Bank of Americ	"a 50,000"	$100.00  0	0.02%

Koppers Inc.
9.875% due 15/15/13	9/30/03   CS First Boston	"95,000"	100.00 0	0.03%

Nalco Company
8.875% due 11/15/13	10/29/03  Deutsche Bank	"450,000"	$100.00 	0.03%

Nalco Company
7.75% due 11/15/11	10/29/03   Deutsche Bank	"550,000"	$100.00 	0.03%

Nationsrent
9.50% due 10/15/10	8/13/03   Jefferies Co.	"95,000   $"	100.00   0	0.04%

Pilgrims Pride Corp
9.625% due 9/15/11	8/13/03   CS First Boston	"95,000  $"	103.75   0	0.03%

Power Receivable Fi	nance
6.29% due 1/1/12	9/30/03    Goldman Sachs	"175,000  $"	99.971   0	0.04%

Rayovac Corp.
8.50% due 10/1/13	9/26/03  Banc of America  4	"45,000   $"	100.00   0	0.15%

Scotts Co.
6.625% due 11/15/13	10/1/03  Banc of America	"450,000 $1"	00.00   0.	23%

Vidoetron Ltee
6.875% due 1/15/14	10/2/03 Banc of America 2	"85,000  $1"	00.00  0.0	9%


Massey Energy
6.625% due 11/15/10	11/5/03   UBS Warburg	"180,000  $"	100.00   0	0.05%

Equistar Chemicals
10.625% due 5/1/11	11/18/03 Chase Securities	"220,000 $"	104.685	0.11%

Stena AB
7.50% due 11/1/13	11/24/03 Chase Securities	"460,000"	$100.00  0	0.27%

SBA Communications
9.75% due 12/15/11	12/8/03  Lehman Brothers	"920,000  $"	68.404   0	0.23%

Hanover Compressor	Co.
8.625% due 12/15/10	12/9/03  Chase Securities	"380,000  $"	100.00  0.	2%


Ainsworth Lumber
6.75% due 3/15/14	"2/27/04  Goldman    90,000"	$100.00 	0.04%

Allied Waste NA
7.375% due 4/15/14	"4/7/04  UBS    260,000   $"	100.00   0	0.11%


Charter Communicati	ons
8.375% due 4/30.14	"4/20/04  JP Morgan 355,000"	$100.00 	0.02%

CHC Helicopter Corp	.
7.375% due 5/1/14	4/21/04 Merrill Lynch  165	",000  $99."	455  0.07%

Consolidated Comm
9.75% due 4/1/12	"4/5/04       CSFB    570,00"	0  $100.00	0.24%

"CSC Holdings Inc,"
6.75% due 4/15/12	"3/30/04 Bank of America 425,"	000 $100.0	0 0.09%

Midwest Generation	LLC
8.75% due 5/1/34	4/15/04 cS First Boston  630	",000 $100."	00  0.06%

Peabody Energy Corp	.
5.875% due 4/15/16	"3/12/04 Morgan Stanley 270,"	000 $100.0	0  0.14%

Petro Stopping
9.00% due 2/15/12	"1/30/04 Bank of America 60,"	000 $100.0	0 0.03%


Readers Digest
6.5% due 3/1/11   3	"/1/04  JP Morgan  180,000 $1"	00.00  0.0	6%

US Concrete Inc
8.375% due 4/1/14	3/26/04 Bank of America 500	",000 $100."	00 0.25%

VWR Intl Inc
6.875% due 4/15/12	"4/7/04 Deutche Bank  210,0"	00$100.00	0.04%













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1)  Represents purc	hases by all affiliated fund	s; may not	exceed
25% of	the principal amount of the	offering.